Exhibit 10.5

EXCLUSIVE OPTION AGREEMENT

BETWEEN

WUHAN FENGXIN AGRICULTURAL AND TECHNOLOGY DEVELOPMENT CO., LTD.

AND

WANG KAIYING

LI HANYING

ZHANG XIN

WUHAN FENGZE AGRICULTURAL AND TECHNOLOGY DEVELOPMENT CO., LTD.

Dec 1st, 2009

WUHAN, CHINA

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the “Agreement”) is entered into as of Dec 1st, 2009 between the following Parties in Wuhan.

Party A:

Wuhan Fengxin Agricultural and Technology Development Co., Ltd.

Registered Address: Room 1518, Xinhongji Garden, 6 Qiuchang Street Jiangan District, Wuhan, Hubei Legal

Representative: Ms. LI Hanying

Party B:

1. WANG Kaiying, a citizen of PRC with ID Card number             , owns 2.07% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

2. LI Hanying, a citizen of PRC with ID Card number             , owns 10% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

3. ZHANG Xin, a citizen of PRC with ID Card number             , owns 87.93% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

Party C: Wuhan Fengze Agricultural and Technology Development Co., Ltd. Registered Address: Wuhan Huangpi District, Luohan Street, Qigang Village. Legal Representative: Ms. LI Hanying

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.

WHEREAS:

1. Party A is a Wholly Foreign Owned Enterprise incorporated under the laws of the People’s Republic of China (the “PRC”);

2. Party C is a limited liability company incorporated in Wuhan and with business license issued by the Wuhan Municipal Administration for Industry and Commerce;

3. As of the date of this Agreement Party B are shareholders of Wuhan Fengze Agricultural and Technology Development Co., Ltd. (hereinafter referred to as “Wuhan Fengze”) and collectively legally hold all of the equity interest of Wuhan Fengze.

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1	Grant: Party B and C hereby grant Party A an irrevocable exclusive purchase option to purchase all or part of the shares of Party C, currently owned by any of Party B; Party C further hereby grant Party A an irrevocable exclusive purchase option to purchase all or part of the assets and business of Party C, in each case in accordance with Article 1.3 of this contract (the “Option”). The aforesaid purchase options are irrevocable and shall be exercised only by Party A (or the qualified persons appointed by Party A). The term “person” used herein shall include any entity, corporation, partnership, joint venture and non-corporate organizations.

1.2	Exercise Procedures:

1.2.1 Party A shall notify Parties B and C in writing prior to exercising its option (the “Option Notice” hereinafter).

1.2.2 The next day upon receipt of the Option Notice, Parties B and C, together with party A (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (the “Transfer Documents”) to be submitted to the government bodies for approving the shares or assets and business transfer in connection with the Option exercise so that the shares or assets and business transfer can be transferred, in whole or in part.

1.2.3 Upon the completion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, Parties B and C shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the shares and remaining assets and business of Party C in connection with the Option exercise.

1.3	Exercise Condition: Party A may immediately exercise the option of acquiring the equity interests in or remaining assets and business of Party C whenever Party A considers it necessary to acquire Party C and it is doable in accordance with PRC laws and regulations.

2.	PRICE OF ACQUISITION

2.1	Party A and Party B shall enter into relevant agreements regarding the price of acquisition based on the circumstances of the exercise of option.

2.2	Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any PRC laws or regulations then in effect.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Each party hereto represents to the other Parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; (2) Party B and warrant, represent and guarantee that this Agreement, the Restructuring Exercise or the Listing shall be in compliance with any and all applicable PRC laws and shall indemnify, defend and hold harmless Party A and Party C for all fines, penalties, damages or claims sustained by Party A or Party C arising out of Party B’s violation of this section; and (3) the execution or performance of this Agreement shall not violate any contract or agreement to which it is a party or by which it or its assets are bounded.

3.2	Party B and Party C hereto represent to Party A that: With respect to the equity interest held by Party B in Party C, (1) Party B are legally registered shareholders of Party C and have paid Party C the full amount of their respective portions of Party C’s registered capital required under the PRC laws; (2) except Pledge of Equity Agreement, signed by and between Party B and Party A on Dec 1st, 2009 in Wuhan, neither of Party B has mortgaged or pledged his shares of Party C , nor has either of them granted any security interest or borrow against his shares of Party C in any form; And (3) neither of Party B has sold or will sell to any third party its equity interests in Party C.

With respect to the assets of Wuhan Fengze which may be transferred to Party A at Party A’s option hereunder, (1) Wuhan Fengze owns all such assets and has not mortgaged or pledged or otherwise encumber such assets; and (2) Wuhan Fengze has not sold or will sell to any third party such assets.

3.3	Party C hereto represents to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC law; and (2) its business operations are in compliance with applicable laws of the PRC in all material aspects.

4.	COVENANTS

The Parties further agree as follows:

4.1	Before Party A has acquired all the equity/assets and business of Party C by exercising the purchase option provided hereunder, Party C shall not:

4.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

4.1.2 enter into any transaction which may materially affect its assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.1.3 distribute any dividend to its shareholders in any manner.

4.2	Before Party A has acquired all the equity/assets/business of Party C by exercising the purchase option provided hereunder, Party B shall not:

4.2.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of the equity held by them in Party C, except for the pledge of such shares made according to the Pledge of Equity Agreement, signed by and between Party B, C and Party A on Dec1st, 2009 in Wuhan.

4.3	Before Party A has acquired all the equity/assets/business of Party C by exercising the purchase option provided hereunder, Party B and/or Party C shall not individually or collectively:

4.3.1 Supplement, alter or amend the articles of association of Party C in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party C’s assets, liability, operation, shareholders’ equity or other legal rights;

4.3.2 cause Party C to enter into any transaction to the extent such transaction may have a material effect on Party C’s assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to Party C’s daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.4	Party B shall entrust Party A to manage Party C in accordance with Entrusted Management Agreement, signed by and between Party B, C and Party A on Dec 1st, 2009 in Wuhan.

4.5	Non Competition:

When Party A exercises the Option, each of Party B and Party C irrevocably and unconditionally agree and undertake to Party A that it will not without the prior written consent of Party B:-

a. be directly or indirectly engaged or concerned (whether as an employee, agent, independent contractor, consultant, advisor or otherwise) in the conduct of any business competing with Party A’s Business (the “Business”);

b. carry on for his/its own account either alone or in partnership or be concerned as a director or shareholder in any company engaged in any business competing with the Business;

c. assist any person, firm or company with technical advice or assistance in relation to any business competing with the Business;

d. solicit or entice away or attempt to solicit or entice away the custom of any person, firm, company or organization who shall at any time have been a customer, client, distributor or agent of Party A or in the habit of dealing with Party A;

e. solicit or entice away or attempt to solicit or entice away from Party A any person who is an officer, manager or employee of Party A whether or not such person would commit a breach of his contract of employment by reason of leaving Party A;

f. in relation to any trade, business or company, use any name in such a way as to be capable of or likely to be confused with the name of Party A and shall use all reasonable endeavors to procure that no such name shall be used by any other person, firm or company;

g. otherwise be interested, directly or indirectly, in any business competing with the Business.

5.	ASSIGNMENT OF AGREEMENT

5.1	Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

5.2	Each of Party B and Party C hereby agrees that Party A shall have the right to transfer all of its rights and obligation under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party Band Party C will be required.

6.	CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

6.1	The materials is known or will be known by the public (except for any materials disclosed to the public by the Party who receives such materials);

6.2	The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

6.3	The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreement, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

7.	BREACH OF CONTRACT

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

8.	APPLICABLE LAW AND DISPUTE RESOLUTION

8.1	Applicable Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

8.2	Dispute Resolution

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each an submit such matter to China International Economic and Trade Arbitration Commission South China Sub-Commission in Shenzhen in accordance with its rules. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both Parties.

9.	EFFECTIVENESS AND TERMINATION

9.1	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

9.2	This Agreement may not be terminated without the unanimous consent of all the Parties except that Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

10.	MISCELLANEOUS

10.1	Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

10.2	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

10.3	Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant PRC laws of the PRC, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

10.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

10.5	Language and Copies

This Agreement is written in Chinese and English and both the English version and Chinese version shall have the same effect. This Agreement is executed in four (4) copies for each version; each Party holds one and each original copy has the same legal effect.

10.6	Successor

This Agreement shall bind and benefit the successor or the transferee of each Party.

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IN WITNESS THEREFORE, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:

Wuhan Fengxin Agricultural and Technology Development Co., Ltd.

(seal)

Legal Representative/Authorized Representative (Signature):

PARTY B:

WANG Kaiying (signature):

LI Hanying (signature):

ZHANG Xin (signature):

PARTY C:

Wuhan Fengze Agricultural and Technology Development Co., Ltd.

(seal)

Legal Representative/Authorized Representative (Signature):